As filed with the Securities and Exchange Commission on July 11,
1994

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC 20549
                       ____________________
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
                       ____________________

                 CRESTAR FINANCIAL CORPORATION
       (Exact name of Registrant as specified in its Charter)

      Virginia                               54-0722175
(State or other jurisdiction of   (I.R.S. Employer Identification
incorporation or organization)     Number)

                       919 East Main Street
                    Richmond, Virginia  23219
                           804-782-5000
    (Address of principal executive office, including zip code)

                        CRESTAR MERGER PLAN
                     FOR TRANSFERRED EMPLOYEES
                      (Full title of the Plan)

                     John C. Clark, III, Esq.
                   Secretary and General Counsel
                    Crestar Financial Corporation
                        919 East Main Street
                     Richmond, Virginia  23219
                            804-782-5000
(Name, address and telephone number including, area code, of agent for service)

                          With copies to:

                     Lathan M. Ewers, Jr., Esq.
                         Hunton & Williams
                    Riverfront Plaza, East Tower
                        951 East Byrd Street
                  Richmond, Virginia  23219-4074
                           804-788-8200











                  CALCULATION OF REGISTRATION FEE

Title of       Amount       Proposed      Proposed      Amount of
securities     to be        maximum       maximum       registra-
to be         registered    offering      aggregate     tion fee
registered                  price         offering
                            per share(1)  price(1)


Common Stock,   300,000      $45.4375    $13,631,250    $4,701
$5 par value    shares

Preferred       300,000         N/A           N/A          N/A
Share Purchase  rights
Rights(2)

   (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $45.4375 per share, which was the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 6, 1994, as reported in the
Wall Street Journal.

   (2)  The Rights to purchase Participating Cumulative Preferred
Stock, Series C will be attached to and will trade with shares of the Common Stock of the Company.

   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan identified above.


                               PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

          Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
Information.

          Not required to be filed with the Commission.

                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed by Crestar Financial Corporation (the "Company") with the Commission (file No. 1-7083) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and (iii) the description of the Company's Common Stock (the "Common Stock") contained in the Company's registration statement on Form
8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Directors and officers of the Company may be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them as provided in the Virginia Stock Corporation Act and the Company's Restated Articles of Incorporation. Such indemnification covers all costs and expenses reasonably incurred by a director or officer. The Board of Directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Virginia
Stock Corporation Act and the Company's Restated Articles of Incorporation may under certain circumstances eliminate the liability of directors and officers in a shareholder or derivative proceeding.

          If the person involved is not a director or officer of the Company, the Board of Directors may cause the Company to indemnify to the same extent allowed for directors and officers of the Company such person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

            The Company has in force and effect a policy insuring the directors and officers of the Company against losses which they or any of them shall become legally obligated to pay for reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1     Restated Articles of Incorporation of the Company
        (incorporated herein by reference from
        Exhibit 3(a) of the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (Commission File No.
        1-7083)).

4.2 Bylaws of the Company (incorporated herein by reference from Exhibit 3(b) of the Company's Annual Report on Form
        10-K for the year ended December 31, 1993 (Commission
        File No. 1-7083)).

4.3 Rights Agreement dated June 23, 1989, between the Company and Mellon Bank, N.A., as Rights Agent (Incorporated herein by reference from Exhibit 4.1 of the Company's current report on Form 8-K dated June 23, 1989).

4.4     Crestar Merger Plan For Transferred Employees.

5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

5.2     The Company will submit the Crestar Merger Plan for
        Transferred Employees to the Internal Revenue
        Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify such plan.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration
        Statement).

23.2    Consent of KPMG Peat Marwick.

25 Power of Attorney for Officers and Directors (included on signature page).

Item 9.  Undertakings

          (a)         The undersigned registrant hereby
undertakes:

               1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

                    (i)     To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the
"Securities Act");

                    (ii)    To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)    To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                          SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on July 11, 1994.



                                  CRESTAR FINANCIAL CORPORATION
                                      (Registrant)



                                  By: s/ John C. Clark, III
                                      John C. Clark, III,
                                      Corporate Senior Vice
                                      President, General Counsel
                                      and Secretary




                        POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 11, 1994.
Each of the directors and/or officers of Crestar Financial Corporation whose signature appears below hereby appoints John C. Clark, III, Lathan M. Ewers, Jr. and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Crestar Financial Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

         Signature                    Title

s/ Richard G. Tilghman          Chairman of the Board and Chief
Richard G. Tilghman             Executive Officer and Director
                                (Principal Executive Officer)



s/ James M. Wells, III           President and Director
James M. Wells, III



s/ Patrick D. Giblin        Vice Chairman of the Board and Chief
Patrick D. Giblin           Financial Officer and Director
                            (Principal Financial and Accounting
                            Officer)



s/ Richard M. Bagley        Director
Richard M. Bagley



                            Director
J. Carter Fox



s/ Bonnie Guiton Hill       Director
Bonnie Guiton Hill




s/ Gene A. James            Director
Gene A. James



s/ H. Gordon Leggett, Jr.   Director
H. Gordon Leggett, Jr.



s/ Charles R. Longsworth    Director
Charles R. Longsworth



s/ Patrick J. Maher         Director
Patrick J. Maher



s/ Frank E. McCarthy        Director
Frank E. McCarthy



s/ G. Gilmer Minor, III     Director
G. Gilmer Minor, III



                            Director
Gordon F. Rainey, Jr.



                            Director
Frank S. Royal, M.D.



s/ Eugene P. Trani          Director
Eugene P. Trani



s/ William F. Vosbeck       Director
William F. Vosbeck



                            Director
L. Dudley Walker



                            Director
Karen Hastie Williams



                          SIGNATURES


     The Plan. Pursuant to the requirements of the Securities Act of 1933, Crestar Bank, as trustee for the Crestar Merger Plan for Transferred Employees, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on July 11, 1994.




                                      CRESTAR BANK, as trustee




                                      By: s/ Thomas P. Hogan
                                         Name:  Thomas P. Hogan
                                         Title: Group Executive

                                                Vice President


































                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549




                      ____________________



                            EXHIBITS

                           filed with

                     REGISTRATION STATEMENT

                               on

                            FORM S-8

                              UNDER

                   THE SECURITIES ACT OF 1933

                      ____________________



                     CRESTAR MERGER PLAN FOR

                      TRANSFERRED EMPLOYEES
                    (full title of the plan)

                          EXHIBIT INDEX



Exhibit No.                Description


4.1 Restated Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3(a) of the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (Commission File No. 1-7083)).

4.2 Bylaws of the Company (incorporated herein by reference from Exhibit 3(b) of the Company's Annual Report on Form
                         10-K for the year ended December 31,
                         1993 (Commission File No. 1-7083)).

4.3 Rights Agreement dated June 23, 1989, between the Company and Mellon Bank, N.A., as Rights Agent (Incorporated herein by reference from Exhibit 4.1 of the Company's current report on Form 8-K dated June 23, 1989).

4.4                      Crestar Merger Plan For Transferred
                         Employees.

5.1                      Opinion of Hunton & Williams as to the
                         legality of the securities being
                         registered.

5.2 The Company will submit the Crestar Merger Plan for Transferred Employees to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify such plan.

23.1                     Consent of Hunton & Williams (included
                         in the opinion filed as Exhibit 5.1 to
                         the Registration Statement).

23.2                     Consent of KPMG Peat Marwick.

25                       Power of Attorney for Officers and
                         Directors (included on signature page).